COMPENSATION AGREEMENT

THIS COMPENSATION AGREEMENT (the "Agreement") is entered into and effective as of the 15th day of October, 2004 by and between Paul G. Carter (the "Officer"), and CUSTOM BRANDED NETWORKS, INC., a Nevada corporation ("CBNK").

                                    RECITALS

A. Officer has provided services to CBNK over a period of approximately two years as an officer and as a director of CBNK for which services Officer has received little or no compensation.

B. CBNK now desires to compensate Officer for the services which he has provided to CBNK by issuing shares of common stock to Officer as set forth herein.

NOW, THEREFORE, in consideration of the promises contained herein, the parties hereby agree as follows:

                                    AGREEMENT

1.     Compensation.  CBNK  shall  issue  to  Officer  a  total  of  2,000,000
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shares  of  CBNK's  common  stock  which  shares are fully paid and which are in exchange for services rendered by Officer to CBNK over the approximate time of the past two years. CBNK agrees that prior to being issued the shares will be registered on Form S-8 with the Securities and Exchange Commission and will therefore be unrestricted shares in the hands of the Officer.

2.     Co-operation of Parties.  The parties further agree that they will do all
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things  necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and prefect the purposes of this Agreement.

3.     Interpretation of Agreement.  The parties agree that should any provision
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of  this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

4.     Modification  of Agreement.  This Agreement may be amended or modified in
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any  way  and  at  any  time  by an instrument in writing, signed by each of the parties hereto, stating the manner in which it is amended or modified. Any such writing amending or modifying of this Agreement shall be attached to and kept with this Agreement.

5.     Legal  Fees.  If  any legal action or any arbitration or other proceeding
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is  brought  for  the  enforcement  of  this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable legal fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

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6.     Entire  Agreement.  This  Agreement  constitutes the entire Agreement and
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understanding  of  the  parties  hereto  with  respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and cancelled by this Agreement.

7.     Counterparts.  This  Agreement may be signed in one or more counterparts.
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8.     Facsimile  Transmission  Signatures.  A  signature received pursuant to a
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facsimile  transmission  shall  be sufficient to bind a party to this Agreement.

9.     Recitals.  The  recitals  set  forth in the forepart of this document are
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incorporated herein by this reference and are made a part hereof as though fully set  forth  herein.

DATED  this  15th  day  of  October,  2004.



CUSTOM  BRANDED  NETWORKS,  INC.     Officer

/s/ Paul G. Carter                   /s/ Paul G. Carter
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Paul G. Carter, President            Paul G. Carter


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